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                                                                   Exhibit 99.3


                        INSTRUCTIONS TO REGISTERED HOLDER
                 AND/OR BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                              FROM BENEFICIAL OWNER
                                       OF
                      SERIES A 6.34% SENIOR NOTES DUE 2001,
                      SERIES A 7.25% SENI0R NOTES DUE 2009
                   AND/OR SERIES A 7.70% SENIOR NOTES DUE 2029
                                       OF
                                 THE KROGER CO.


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

         The undersigned hereby acknowledges receipt of the Prospectus, dated ________, 1999 (the "Prospectus"), of The Kroger Co., an Ohio corporation (the "Company") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the Series A 6.34% Senior Notes due 2001, Series A 7.25% Senior Notes due 2009 and Series A 7.70% Senior Notes due 2029 (the "Old Notes") held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $ ___________________ of the 6.34% Series A Senior Notes due 2001

         $ ___________________ of the 7.25% Series A Senior Notes due 2009

         $ ___________________ of the 7.70% Series A Senior Notes due 2029


         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         [_] TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY):

         $ ___________________ of the 6.34% Series A Senior Notes due 2001.

         $ ___________________ of the 7.25% Series A Senior Notes due 2009

         $ ___________________ of the 7.70% Series A Senior Notes due 2029

         [_] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not


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participate, and has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer -Purpose and Effect," and (iv) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.







                                    SIGN HERE

Name of Beneficial Owners:____________________________________


Signature(s):_________________________________________________


Names (please print):_________________________________________


Address:

______________________________________________________________

______________________________________________________________

______________________________________________________________



Telephone
Number:_______________________________________________________


Taxpayer Identification or Social Security Number:____________


Date:_________________________________________________________






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